Fourth Quarter and Full Year 2025 Earnings Webcast February 26, 2026

02 About projections and forward-looking statements Additional information about Vista Energy, S.A.B. de C.V., asociedadanónimabursátil decapital variable organized under the laws of Mexico (the “Company” or “Vista”) can be found in the “Investors” section on the website at www.vistaenergy.com. This presentation does not constitute an offer to sell or a solicitation of any offer to buy any securities of the Company, in any jurisdiction. Securities may not be offered or sold in the United States absent registration with the U.S. Securities Exchange Commission (“SEC”), the Mexican National Securities Registry held by the Mexican National Banking and Securities Commission (“CNBV”) or an exemption from such registrations. This presentation does not contain all the Company’s financial information. As a result, investors should read this presentation in conjunction with the Company’s consolidated financial statements and other financial information available on the Company’s website. Some of the amounts contained herein are unaudited. Rounding amounts and percentages: Certain amounts and percentages included in this presentation have been rounded for ease of presentation. Percentage figures included in this presentation have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this presentation may vary from those obtained by performing the same calculations using the figures in the financial statements. In addition, certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain metrics that do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of future performance of the Company and future results may not be comparable to past performance. No reliance should be placed for any purpose whatsoever on the information contained in this document or on its completeness. Certain information contained in this presentation has been obtained from published sources, which may not have been independently verified or audited. No representation or warranty, express or implied, is given or will be given by or on behalf of the Company, or any of its affiliates (within the meaning of Rule 405 under the U.S. Securities Act of 1933, as amended, “Affiliates”), members, directors, officers or employees or any other person (the “Related Parties”) as to the accuracy, completeness or fairness of the information or opinions contained in this presentation or any other material discussed verbally, and any reliance you place on them will be at your sole risk. Any opinions presented herein are based on general information gathered at the time of writing and are subject to change without notice. In addition, no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) is or will be accepted by the Company or any of its Related Parties in relation to such information or opinions or any other matter in connection with this presentation or its contents or otherwise arising in connection therewith. This presentation also includes certain non-IFRS (International Financial Reporting Standards) financial measures which have not been subject to a financial audit for any period. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to verification, completion and change without notice. This presentation includes “forward-looking statements” concerning the future. Words such as “believes,” “thinks,” “forecasts,” “expects,” “anticipates,” “intends,” “should,” “seeks,” “estimates,” and “future” or similar expressions are included with the intention of identifying statements about the future. For the avoidance of doubt, any projection, guidance or similar estimation about future results, performance or achievements is a forward-looking statement. Although the assumptions and estimates on which forward- looking statements are based are believed by our management to be reasonable and based on the best currently available information, such forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. Projections related to production results as well as cost estimations – including any anticipated performance and guidance of Vista included in this presentation – are based on information as of the date of this presentation and reflect numerous assumptions including assumptions with respect to type curves for new well designs and certain frac spacing expectations, all of which are difficult to predict and many of which are beyond our control and remain subject to several risks and uncertainties. The inclusion of the projected financial information in this document should not be regarded as an indication that we or our management considered or consider the projections to be a reliable prediction of future events. As such, no representation can be made as to the attainability of projections, guidances or other estimations of future results, performance or achievements. We have not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone. Neither our management nor any of our representatives has made or makes any representation to any person regarding our future performance compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. We may or may not refer back to these projections in our future periodic reports filed or furnished under the Securities Exchange Act of 1934. These expectations and projections are subject to significant known and unknown risks and uncertainties which may cause our actual results, performance or achievements, or industry results, to be materially different from any expected or projected results, performance or achievements expressed or implied by such forward-looking statements. Many important factors could cause our actual results, performance or achievements to differ materially from those expressed or implied in our forward looking statements, including, among other things uncertainties relating to future government concessions and exploration permits; adverse outcomes in litigation that may arise in the future; general political, economic, social, demographic and business conditions in Argentina, Mexico and in other countries in which we may operate in the future; the impact of political developments and uncertainties relating to political and economic conditions in Argentina, including the policies of the current government in Argentina; significant economic or political developments in Mexico, Argentina and the United States; changes in law, rules, regulations and interpretations and enforcements thereto applicable to the Argentine and Mexican energy sectors and throughout Latin America, including changes to the regulatory environment in which we operate and changes to programs established to promote investments in the energy industry; any unexpected increases in financing costs or an inability to obtain financing and/or additional capital pursuant to attractive terms; any changes in the capital markets in general that may affect the policies or attitude in Argentina and/or Mexico, and/or Argentine and Mexican companies with respect to financings extended to or investments made in Argentina and Mexico or Argentine and Mexican companies; fines or other penalties and claims by the authorities and/or customers; restrictions on the ability to exchange Mexican or Argentine Pesos into foreign currencies or to transfer funds abroad; the imposition of import restrictions on goods that are key for the maintenance of our assets; the revocation or amendment of our respective concession agreements by the granting authority; our ability to renew certain hydrocarbon exploitation concessions; our ability to implement our capital expenditures plans or business strategy, including our ability to obtain financing when necessary and on reasonable terms; government intervention, including measures that result in changes to the Argentine and Mexican labor markets, exchange markets or tax systems; continued and/or higher rates of inflation and fluctuations in exchange rates, including the devaluation and/or appreciation of the Mexican Peso or Argentine Peso; any force majeure events, or fluctuations or reductions in the value of Argentine public debt; changes to the demand for oil and gas in particular, and energy in general, both in Argentina and globally; the effects of a pandemic or epidemic and any subsequent mandatory regulatory restrictions or containment measures; environmental, health and safety regulations and industry standards that are becoming more stringent; energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted or material reduction in oil prices from historical averages; our relationship with our employees and our ability to retain key members of our senior management and key technical employees; the ability of our directors and officers to identify an adequate number of potential acquisition opportunities; our expectations with respect to the performance of our recently acquired businesses, including PEPASA; our expectations for future production, costs and crude oil prices used in our projections; changes to our capital expenditure plans; uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves, and changes to our previous reserves estimates; increased market competition in the energy sectors in Argentina and Mexico; potential regulatory changes and modifications to free trade agreements driven by evolving U.S. trade policies and political developments in Argentina, Mexico or other Latin American countries; climate change and severe weather events; any potential adverse effects that may arise in connection with any prospective mergers, acquisitions, divestitures, or other corporate reorganizations; adverse global macroeconomic environments, including trade wars, high inflation, a global recession, and increasing market volatility, especially in relation to commodities prices; and ongoing and potential geopolitical conflicts, including, among others, those involving Russia and Ukraine; Israel, Hamas and Iran; and tensions between China and Taiwan. Forward looking statements speak only as of the date on which they were made, and we undertake no obligation to release publicly any updates or revisions to any forward looking statements contained herein because of new information, future events or other factors. In light of these limitations, undue reliance should not be placed on forward looking statements contained in this presentation. Further information concerning risks and uncertainties associated with these forward looking statements and Vista’s business can be found in Vista’s public disclosures filed on EDGAR(www.sec.gov) or at the web page of the Mexican Stock Exchange (www.bmv.com.mx). You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements. This presentation is not intended to constitute and should not be construed as investment advice. Other Information. Vista routinely publishes important information for investors in the Investor Relations support section on its website, www.vistaenergy.com. From time to time, Vista may use its website as a channel for distributing material information. Accordingly, investors should monitor Vista’s Investor Relations website, in addition to following Vista’s press releases, SEC filings, public conference calls and webcasts.

03 Robust operational and financial performance Q4 2025 HIGHLIGHTS (1) Production Oil Production Revenues Lifting Cost CAPEX 135 Mboe/d 118 Mbbl/d 689 $MM 4.1$/boe 355 $MM 59% y-o-y 61% y-o-y 46% y-o-y -12% y-o-y 4% y-o-y 7% q-o-q 8% q-o-q -2% q-o-q -8% q-o-q 1% q-o-q (2) Adj. EBITDA Adj. Net Income Adj. EPS Free Cash Flow Net Leverage Ratio 51 $MM 0.5 $/sh 444 $MM 76 $MM 1.5 x pro forma Net Income EPS 62% y-o-y +19 $MM y-o-y +0.9x y-o-y -6% q-o-q 86 $MM 0.8 $/sh +104 $MM q-o-q flat q-o-q Units and definitions can be found in the Glossary. (1) Revenues as filed and reported were 719 $MM. For comparison purposes, revenues shown in this presentation exclude 29.8 $MM of Sea freight selling expenses, collected as revenues and incurred by our trading subsidiary Vista Energy International S.A (“VEISA”) in Q4-25 (2) Pro forma values calculated as if PEPASA had been acquired on January 1, 2024. Pro forma Net Leverage Ratio (1.5x) = (Gross financial debt (3,154 $MM) – Cash position (538 $MM)) / Pro forma LTM Adj. EBITDA (1,752 $MM). Net Leverage Ratio without this adjustment was 1.6x.

04 Strong sequential and interannual production growth (1) Production Oil production Natural gas production 3 Mboe/d Mbbl/d MMm /d +45% +59% +61% +7% +8% -1% 118.3 2.65 2.62 109.7 135.4 126.8 1.81 73.5 85.3 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 ✓ Total production increased 7% sequentially, driven by strong performance both in operated and non-operated blocks ✓ Tied-in 16 net wells during Q4-25 (9 in BPO, 3 in BPE and 4 at our 50% WI in LACh) (1) Includes oil, gas and LPG production. LPG production in Q4-25 666 boe/d, compared to 416 boe/d in Q3-25 and 432 boe/d in Q4-24

05 Robust y-o-y revenue growth despite lower oil prices (1) (2) (2) Revenues Avg. realized oil price $MM $/bbl +46% -12% -2% -9% 67.1 706 64.6 689 58.9 471 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 % of oil in total 3.6 6.3 7.1 96% 96% 97% Oil exports (MMbbl) net revenues As % of oil sales Avg. realized natural 56% 62% 64% 2.3 3.3 1.8 volume gas price ($/MMBTU) ✓ Sequential decrease in realized oil prices driven ✓ Strong interannual increase in revenues and oil exports, driven by 61% y-o-y boost in oil by lower Brent production ✓ 100% of oil volumes sold at export parity prices ✓ 2% sequential decrease in revenues driven by lower oil prices (1) Revenues are gross, include export duties of 19.7 $MM in Q4-25, 18.8 $MM in Q3-25 and 19.3 $MM in Q4-24 (2) Revenues as filed and reported were 719 $MM. For comparison purposes, revenues and avg. realized oil price exclude 29.8 $MM of Sea freight selling expenses, collected as revenues and incurred by our trading subsidiary VEISA in Q4-25

06 Continuing to deliver efficiency gains (1) (2) Lifting cost per boe Selling expenses per boe $/boe $/boe -12% -48% 8.0 4.7 4.4 4.1 4.2 4.2 135.4 126.8 85.3 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 Lifting cost per boe Total production (Mboe/d) ✓ Sequential and interannual decrease in lifting cost ✓ Interannual decrease in selling expenses per boe driven reflect focus on cost control and benefits of scale by the elimination of trucking as of Q1-25, as the Oldelval Duplicar pipeline became online (1) Lifting cost for Q4-25 (4.1 $/boe) = Operating costs (50.8 $MM) / Total production (135.4 MMboe) (2) Selling expenses exclude 29.8 $MM of Sea freight selling expenses incurred by our trading subsidiary VEISA in Q4-25, equivalent to 2.4 $/boe, which were also collected as revenues

07 Strong interannual growth in Adj. EBITDA (1) Adj. EBITDA Adj. EBITDA Margin Netback $MM % $/boe +62% +8 p.p. 40.5 67% 64% 472 35.6 444 34.8 57% 273 67.1 64.6 58.9 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 Q4-24 Q3-25 Q4-25 Adj. EBITDA margin Avg. realized oil price ($/bbl) ✓ Adj. EBITDA increased 62% y-o-y driven by 59% production growth, combining organic growth and the consolidation of 50% WI in La Amarga Chica ✓ Expanded Adj. EBITDA margin by 8 p.p. y-o-y despite lower oil prices, driven by lower lifting costs, selling expenses (no trucking) and export duties (benefit of Decree 929) (1) For comparison purposes, revenues included in the Adj. EBITDA margin calculation and avg. realized oil price exclude 29.8 $MM of Sea freight selling expenses, collected as revenues and incurred by our trading subsidiary VEISA in Q4-25

08 Positive FCF in 2H-25 in line with guidance Q4 2025 cash flow evolution Free cash flow $MM $MM 47 $MM 2H-25 FCF 900 800 435 76 700 600 143 538 57 500 400 320 (360) 300 200 100 -,- Beginning of Operating Investing activities Financing End of period period cash activities cash cash flow activities cash cash position (1) position flow flow -29 Q4-24 Q3-25 Q4-25 ✓ Operating activities cash flow reflects income tax payments of 32 $MM and an increase in working capital of 16 $MM ✓ Cash flow used in investing activities reflects accrued capex of 355 $MM and a decrease in capex-related working capital of 16 $MM ✓ Financing activities cash flow was mainly driven by proceeds from borrowings for 618 $MM, partially offset by the repayment of borrowings’ capital for 368 $MM and the payment of borrowings’ interests of 75 $MM (2) ✓ Pro forma NLR remained flat at 1.5x Adj. EBITDA at year-end (1) For the purpose of this graph, Financing activities cash flow is the sum of: (i) Cash flow generated by financing activities for 141.8 $MM; (ii) effect of exposure to changes in the foreign currency rate of cash and cash equivalents and other financial results for -5.9 $MM; (iii) the variation in Argentine government bonds for 1.7 $MM; and (iv) Other investments for 5.6 $MM (2) Pro forma values calculated as if PEPASA had been acquired on January 1, 2024. Pro forma Net Leverage Ratio (1.5x) = (Gross financial debt (3,154 $MM) – Cash position (538 $MM)) / Pro forma LTM Adj. EBITDA (1,752 $MM). Net Leverage Ratio without this adjustment was 1.6x.

09 Full year 2025 highlights Largest independent oil producer and largest oil exporter of Argentina P1 RESERVES WELL INVENTORY TIE-INS Increased P1 reserves and 1,653 wells 74 net wells 588 MMboe +503 wells y-o-y +48% y-o-y 605% implied RRR well inventory (1) PRODUCTION LIFTING COST D&C COST 2H-25 Delivered solid 115 Mboe/d 4.4 $/boe 12.1 $/well operating +66% y-o-y -3% y-o-y -15% vis-à-vis 2024 performance (2) TRIR GHGE INTENSITY CARBON CREDITS Focused on 0.8 6.8 kgCO e/boe On track 2 operational Below 1.0 for the to deliver on our ambition of -23% y-o-y excellence sixth consecutive year matching the size of our residual operated GHGE in (2) (3) 2026 with NBS Adj. EBITDA ROACE BUYBACK PROGRAM Delivered robust 29% 1.6 $Bn 50 $MM financial in shares at an average price +46% y-o-y EPS performance of 41.2 $/sh (27% discount (4) to current price) 7.0 $/sh (1) Normalized to a standard well design of 2,800 meters lateral length and 47 frac stages well. Calculated as the drilling and completion cost for Bajada del Palo Oeste from July to December 2025 (2) Scope 1 & 2 GHG emissions (3) Credits generated by our own projects managed by Aike (Vista subsidiary) (4) Share price as of February 25, 2026. Source: Bloomberg

10 Delivery on 2025 guidance leaves us well poised for 2026 Production Adj. EBITDA Mboe/d $Bn Guidance Guidance 140 1.9 1.6 115 1.1 1.5-1.6 112-114 70 (1) 2024A 2025A 2026F 2024A 2025A 2026F Production 2H-25 Adj. EBITDA 2H-25 Mboe/d $Bn Tied-in 74 wells with 1.3 $Bn capex, improving vis-à-vis original guidance of 59 wells with 125-128 131 1.2 $Bn capex, driven by well cost efficiencies 0.83-0.93 0.92 4.4 $/boe lifting cost, overdelivering vis-à-vis guidance of 4.5 $boe Reconfirming Investor Day 2026 guidance 80-90 net tie-ins with 1.5-1.6 $Bn capex 2H-25 guidance 2H-25A 2H-25 guidance 2H-25A (1) Assumes a Brent of 65 $/bbl in 2026

11 Value creation through M&A Acquisition of participations in BS and BdT (pending closing) Location of Vista current and target assets (1) (1) EV/ EBITDA 2025 EV/ flowing barrels HIGHLY 70.4 5.2 ACCRETIVE 37.1 3.0 TRANSACTION Vista Transaction Vista Transaction Bajo del Toro 17.4k acres Adds 27,733 high-quality net acres in PORTFOLIO core Vaca Muerta with an estimated ENHANCEMENT (2) remaining inventory of 244 net wells Águila Mora Adds ~22 Mboe/d of total production INCREASED SCALE (2) with positive free cash flow AND CASH FLOW GENERATION Material upside potential in Bajo del Toro Aguada Federal Potential capex and opex savings based Bandurria Norte Bajada OPERATING del Palo Oeste on Bandurria Sur proximity to La Amarga Bajada del SYNERGIES Chica and Bajo del Toro to Aguila Mora Palo Este Coirón Amargo (3) Expected closing by Q2-26, subject to conditions precedent Norte La Amarga Bandurria Sur Chica 14.2k acres 2026 guidance will be updated upon closing (1) Transaction’s EV calculated as the purchase price, discounted at 11.8%, assuming a Brent price of 68.2 $/bbl for the giving effect to LACh acquisition as of Jan 1, 2024. Vista 2025 Adj. EBITDA calculated as the mid-point of the contingent payments, in line with Brent price average for 2025. Annualized Transaction Adj. EBITDA calculated as the Company’s 2025 guidance, on a pro forma basis giving effect to the LACh acquisition as of Jan 1, 2024 sum of (i) 190 $MM from Equinor Argentina S.A.U Adj. EBITDA at Vista’s adjusted stake (subtracting YPF’s minority (2) Inventory and production data as of Q3-25 interest) for 9M-25, equivalent to 254 $MM on an annualized basis, and (ii) an estimated Adj. EBITDA for 2025 of 15 (3) The conditions precedents are (i) the waiver or non-exercise of the ROFRs granted to Shell Argentina S.A. (on $MM in Bajo del Toro, at Vista’s pro forma WI. Bandurria Sur) and YPF S.A. (on Bandurria Sur and Bajo del Toro), which have already been waived by both YPF (in Vista market capitalization as of Jan 30, 2026. Source: Bloomberg. Vista multiples calculated on a pro forma basis connection with our back-to-back transaction) and Shell, and (ii) the antitrust approval from Chilean authorities

12 Closing remarks Cambiarfoto Robust operational Achieved significant D&C performance, increasing cost reduction through total production, P1 commercial, supply chain reserves and expanding and technological well inventory innovation Another year delivering on annual guidance across all metrics Achieved strong financial Enhancing scale, results and delivered portfolio depth and superior profitable long-term cash-flow growth through organic generation through the development and acquisition of two accretive M&A premium assets

THANKS! Q&A

14 Glossary ▪ $: U.S. Dollars administrative expenses, other operating income, other operating expense and other non-cash costs related to the transfer of conventional assets ▪ $MM: Million U.S. Dollars ▪ Mbbl: Thousands of barrels of oil ▪ $Bn: Billion U.S. Dollars ▪ MMbbl: Million barrels of oil ▪ $/bbl: U.S. Dollars per barrel of oil ▪ MMboe: Million barrels of oil equivalent ▪ $/boe: U.S. Dollars per barrel of oil equivalent ▪ NLR (Net leverage ratio): Net financial debt / LTM Adj. EBITDA ▪ Adj. EBITDA: Profit for the year, net + Income tax (expense) / benefit + Financial income (expense), net + Income (loss) from investments in associates + Depreciation, ▪ Netback: Adj. EBITDA / Total production depletion and amortization + Restructuring and reorganization expenses + ▪ PEPASA: Vista Energy LACh S.A., formerly known as Petronas E&P Argentina S.A. Impairment of long-lived assets + Other non-cash costs related to the transfer of ▪ Production includes oil, gas and NGL production, and excludes flared gas, injected conventional assets + Gain from business combination gas and gas consumed in operations ▪ Adj. EBITDA Margin: Adj. EBITDA / (Total Revenues + Gain from Export Increase ▪ p.p.: percentage points Program – Sea freight selling expenses) ▪ ROACE: (Adj. EBITDA – Depreciation, depletion and amortization + Gain related to ▪ Adj. EPS: Adj. Net Income divided by weighted average number of ordinary shares the transfer of conventional assets + Other non-cash costs related to the transfer ▪ Adj. Net income: Profit for the period, net+ Deferred income tax + Changes in fair of conventional assets + Gain from business combination) / (Average total debt + value of warrants + Gain related to the transfer of conventional assets + Other non- Average total shareholders’ equity). Total Debt = Current Borrowings + Non- cash costs related to the transfer of conventional assets + Impairment of long-lived current Borrowings + Current Lease liabilities + Non-current Lease liabilities assets + Gain from business combination ▪ ROFR: Right of First Refusal ▪ AF: Aguada Federal ▪ SEC: Securities and Exchange Commission ▪ AM: Águila Mora ▪ TRIR (Total recordable injury rate): Number of recordable incidents x 1,000,000 / ▪ bbl/d: Barrels of oil per day total number of hours worked ▪ boe: Barrels of oil equivalent (see conversion metrics above) ▪ WI: working interest ▪ boe/d: Barrels of oil equivalent per day ▪ BN: Bandurria Norte ▪ BS: Bandurria Sur ▪ BPE: Bajada del Palo Este ▪ BPO: Bajada del Palo Oeste ▪ BdT: Bajo del Toro ▪ Capex includes Property, plant and equipment additions ▪ Cash position is defined as Cash, bank balances and other short-term investments ▪ D&C: drilling and completion ▪ EPS (Earnings per share): Net Income divided by weighted average number of ordinary shares ▪ FCF (Free cash flow): Operating activities cash flow + Investing activities cash flow ▪ GHG emissions: Scope 1 & 2 greenhouse gas emissions from our operated assets at 100% working interest ▪ LACh: La Amarga Chica ▪ Lifting cost includes production, transportation, treatment and field support services; excludes crude oil stock fluctuations, depreciation, depletion and amortization, royalties and others, selling expenses, exploration expenses, general and